UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2016

Assurant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31978	39-1126612
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28 Liberty Street, 41st Floor, New York, New York		10005
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-859-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) In support of the repositioning of all lines of business under a Chief Operating Officer, on June 27, 2016, the Board of Directors of Assurant, Inc. (the "Company") appointed Gene E. Mergelmeyer as Chief Operating Officer of the Company, effective July 1, 2016. Mr. Mergelmeyer, 57, previously served as President and Chief Executive Officer of Assurant Specialty Property since July 2007 and as Chief Administrative Officer of the Company since November 2014. Mr. Mergelmeyer will continue to serve as Executive Vice President of the Company. There are no family relationships between Mr. Mergelmeyer and any director or executive officer of the Company or any person nominated to become a director or executive officer, and no related party transactions involving Mr. Mergelmeyer are reportable under Item 404(a) of Regulation S-K.

In connection with Mr. Mergelmeyer's appointment as Chief Operating Officer, (i) his annual base salary will increase from $640,000 to $675,000, effective July 1, 2016; and (ii) his target annual incentive opportunity for 2016 will increase from 120% to 125% of his annual base salary. Other than as set forth above, Mr. Mergelmeyer will continue to participate in the Company's compensation and benefits programs in the manner described in the Company's proxy statement filed on March 29, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

June 30, 2016	By:	Bart R. Schwartz

Name: Bart R. Schwartz
Title: Executive Vice President, Chief Legal Officer and Secretary